As filed with the Securities and Exchange Commission on May 11, 2010
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
COOPER TIRE & RUBBER COMPANY
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)
34-4297750
(I.R.S. Employer Identification Number)

701 Lima Avenue
Findlay, Ohio 45840
Tel.: (419) 423-1321
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

James E. Kline, Esq.
Vice President, General Counsel and Secretary
Cooper Tire & Rubber Company
701 Lima Avenue
Findlay, Ohio 45840
Tel.: (419) 423-1321
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

From time to time after the effective date of this registration statement
(Approximate date of commencement of proposed sale to the public)
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☑
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
     If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☑
     If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
Title of each class of	Amount to be	offering price per	aggregate offering	Amount of
securities to be registered	registered (1)	unit (2)	price (2)	registration fee
Common Stock, par value $1.00 per share	4,000,000 shares	$20.25	$81,000,000	$5,775.30

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares of Common Stock, par value $1.00 per share (the “Common Stock”), of Cooper Tire & Rubber Company, a Delaware corporation (the “registrant”), being registered hereunder include such indeterminate number of shares of Common Stock as may be issuable with respect to the shares of Common Stock being registered hereunder to prevent dilution by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act. The price per share and aggregate offering price are based on the average of the high and low sales prices of the registrant’s Common Stock on May 10, 2010, on the New York Stock Exchange.

PROSPECTUS
4,000,000 Shares
Cooper Tire & Rubber Company
Common Stock

     This prospectus covers the sale, from time to time, by the Delaware Charter Guarantee & Trust Company d/b/a Principal Trust Company, in its capacity as Trustee of the Master Trust for Employee Benefit Trusts established by Cooper Tire & Rubber Company, which we refer to as the selling stockholder, of up to 4,000,000 shares of our common stock, par value $1.00 per share, on behalf of the Cooper Tire & Rubber Company Spectrum Retirement Plan, which we refer to as the pension plan. As of May 11, 2010, no shares of common stock to which this prospectus relates have yet been contributed by Cooper Tire & Rubber Company to the selling stockholder. When issued from time to time, the shares of common stock will be sold upon the instructions from an independent, third party investment fiduciary. The third party investment fiduciary will be chosen by the pension plan’s Retirement Committee under a delegation of authority from our board of directors. The investment fiduciary will determine the time and manner of sale of the common stock. See “Selling Stockholder” and “Plan of Distribution.”
     The common stock to which this prospectus relates may be offered and sold by the selling stockholder from time to time directly or through underwriters, broker-dealers or agents on the New York Stock Exchange, in privately negotiated transactions or otherwise. The common stock may be sold in one or more transactions at market prices prevailing at the time of sale or at prices determined on a negotiated or competitive bid basis. See “Plan of Distribution.”
     We are not selling any securities under this prospectus and we will not receive any of the proceeds from the sale of the common stock offered by this prospectus. We will bear all expenses incident to registration, offering and sale of common stock to the public, other than commissions, fees and discounts of underwriters, brokers, dealers and agents.
     Our common stock is listed on the New York Stock Exchange under the symbol “CTB.” The closing market price of our common stock on May 10, 2010 was $20.22 per share.
     Our principal executive offices and headquarters are located at 701 Lima Avenue, Findlay, Ohio 45840, and our telephone number is (419) 423-1321.

     An investment in our common stock involves a high degree of risk. Before investing in our common stock, we recommend that you carefully read this entire prospectus, including the information under the heading “Risk Factors” on page 4 and the risk factors included in our filings made with the Securities and Exchange Commission that are incorporated by reference in this prospectus.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 11, 2010

     You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement hereto. We have not authorized, and the selling stockholder may not authorize, any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the selling stockholder is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospectus may have changed since that date.

i

ABOUT THIS PROSPECTUS
     This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, on behalf of the selling stockholder using a continuous offering process. Under this continuous offering process, the selling stockholder may, from time to time, until the registration statement is withdrawn from registration by us, sell the common stock being offered pursuant to this prospectus in one or more offerings.
     As permitted under the rules of the SEC, this prospectus incorporates important information about us that is contained in documents that we file with the SEC but that are not included in or delivered with this prospectus. You may obtain copies of these documents, without charge, from the website maintained by the SEC at http://www.sec.gov, as well as other sources. See “Where You Can Find More Information.”
     To the extent permitted by applicable law, rules or regulations, we may add, update or change the information contained in this prospectus by means of a prospectus supplement or post-effective amendments to the registration statement of which this prospectus forms a part, through filings we make with the SEC that are incorporated by reference into this prospectus or by another method as may then be permitted under applicable law, rules or regulations.
     You should rely only on the information contained in this prospectus or any related prospectus supplement, including the content of all documents now or in the future incorporated by reference into the registration statement of which this prospectus forms a part. The selling stockholder may not authorize anyone to provide you with different information. We are not, and the selling stockholder is not, making an offer of the shares of our common stock to be sold under this prospectus in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus or any related prospectus supplement is accurate as of any date other than the date on the front cover of this prospectus or the related prospectus supplement, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference. Other than as required by law, we undertake no obligation to publicly update or revise such information, whether as a result of new information, future events or any other reason.
     As used in this prospectus or any accompanying prospectus supplement, except as otherwise specified, all references to “Cooper Tire,” “Company,” “we,” “us,” “our,” and similar references are to Cooper Tire & Rubber Company, a Delaware corporation, and its consolidated subsidiaries.
WHERE YOU CAN FIND MORE INFORMATION
     We file with the SEC our proxy statement and other information, and annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, which we refer to as the Exchange Act. We make available on or through our website, www.coopertire.com, free of charge, copies of these statements and reports as soon as reasonably practicable after we electronically file or furnish them to the SEC. You can also request copies of such documents by contacting our Investor Relations department at (419) 423-1321. You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including Cooper Tire. The SEC’s Internet site can be found at http://www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
     We incorporate by reference into this prospectus the following documents (SEC file number 001-04329) that have been filed with the SEC:
•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2009;

•	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2010;

•	our Definitive Proxy Statement for our annual meeting of stockholders held on May 4, 2010, filed with the Commission on March 24, 2010;

•	our Current Reports on Form 8-K filed on March 24, 2010, and March 19, 2010; and

•	the description of our common stock set forth in the registration statement filed with the SEC under Section 12 of the Exchange Act, including any amendment or report filed with the SEC for the purpose of updating the description.
     Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus or in a later filed document that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information.
     We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until we file a post-effective amendment which indicates the termination of the offering of the securities made by this prospectus. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.
     We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. Requests should be directed to:
Cooper Tire & Rubber Company
701 Lima Avenue
Findlay, Ohio 45840
Attention: Vice President, General
Counsel and Secretary
Telephone No.: (419) 423-1321

PROSPECTUS SUMMARY
     This summary highlights information contained elsewhere in or incorporated by reference into this prospectus. Because this is only a summary, it does not contain all of the information that you should consider before investing in our common stock. You should read this entire prospectus and the documents that we incorporate by reference into the prospectus, which documents are described under “Where You Can Find More Information” before making an investment decision. You should also carefully consider, among other things, the matters discussed in the section entitled “Risk Factors.”
Cooper Tire & Rubber Company
     Cooper Tire & Rubber Company (“Cooper Tire”) is a global company that specializes in the design, manufacture, marketing and sale of passenger car and light truck tires as well as the manufacture, marketing and sale of medium truck, motorcycle and racing tires. Cooper Tire currently operates seven manufacturing facilities and 40 distribution centers in nine countries. As of December 31, 2009, the Company employed approximately 12,568 persons worldwide.
     Cooper Tire was incorporated in the state of Delaware in 1930 as the successor to a business originally founded in 1914. Cooper Tire’s principal executive offices are located at 701 Lima Avenue, Findlay, Ohio 45840, and its telephone number is (419) 423-1321. Our website is www.coopertire.com, but none of the information on our website is part of this prospectus.
     To find out where you can obtain copies of our documents that have been incorporated by reference, see “Where You Can Find More Information.”

RISK FACTORS
     Investing in our common stock involves risk. Before making an investment decision, you should consider carefully all of the information set forth in this prospectus and the documents incorporated by reference into this prospectus, unless expressly provided otherwise, including, in particular, the risk factors described in our Annual Report on Form 10-K for the year ended December 31, 2009, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, and certain of our other filings with the SEC. These risks could materially affect our business, results of operations or financial condition and cause the value of our common stock to decline.
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
     This prospectus contains or incorporates by reference what we believe are “forward-looking statements,” as that term is defined under the Private Securities Litigation Reform Act of 1995, based on current expectations that involve a number of risks and uncertainties. Such forward-looking statements are generally, though not always, preceded by words such as “anticipates,” “expects,” “believes,” “projects,” “intends,” “plans,” “estimates,” and similar terms that connote a view to the future and are not merely recitations of historical fact. Such statements are made solely on the basis of our current views and perceptions of future events, and there can be no assurance that such statements will prove to be true. Any or all of the forward-looking statements in this prospectus may turn out to be incorrect. They may be based on inaccurate assumptions or may not account for known or unknown risks and uncertainties. Consequently, no forward-looking statement is guaranteed, and our actual future results may vary materially from the results expressed or implied in our forward-looking statements. The cautionary statements in, or incorporated by reference into, this prospectus or any prospectus supplement expressly qualify all of our forward-looking statements. In addition, we are not obligated, and do not intend, to update any of our forward-looking statements at any time unless an update is required by applicable securities laws, and we make no commitment to disclose any facts, events, or circumstances that may affect the accuracy of any forward-looking statement. Further information covering issues that could materially affect financial performance is contained in our periodic filings with the SEC.
     You should understand that the risks, uncertainties, factors and assumptions discussed in or incorporated by reference into this prospectus, including, but not limited to, the following important factors and assumptions, could cause actual results to differ materially from those expressed in the forward-looking statements:
•	changes in economic and business conditions in the world;

•	the failure to achieve expected sales levels;

•	consolidation among our competitors and customers;

•	technology advancements;

•	the failure of our suppliers to timely deliver products in accordance with contract specifications;

•	changes in interest and foreign exchange rates;

•	changes in our customer relationships, including loss of particular business for competitive or other reasons;

•	the impact of reductions in the insurance program covering the principal risks to us and other unanticipated events and conditions;

•	volatility in raw material and energy prices, including those of steel, petroleum based products and natural gas and the unavailability of such raw materials or energy sources;

•	the inability to obtain and maintain price increases to offset higher production or material costs;

•	increased competitive activity including actions by larger competitors or low-cost producers;

•	the inability to recover the costs to develop and test new products or processes;

•	the risks associated with doing business outside of the United States;

•	changes in pension expense and/or funding resulting from investment performance of our pension plan assets and changes in discount rate, salary increase rate, and expected return on plan assets assumptions, or changes to related accounting regulations;

•	government regulatory initiatives;

•	the impact of labor problems, including a strike brought against us or against one or more of our large customers or suppliers;

•	litigation brought against us including products liability;

•	an adverse change in our credit ratings, which could increase our borrowing costs and/or hamper our access to the credit markets;

•	changes to the credit markets and/or access to those markets;

•	inaccurate assumptions used in developing our strategic plan or the inability or failure to successfully implement our strategic plan;

•	inability to adequately protect our intellectual property rights;

•	failure to successfully integrate acquisitions into operations or their related financings may impact liquidity and capital resources;

•	inability to use deferred tax assets;

•	recent changes to tariffs on certain tires imported into the United States from the People’s Republic of China; and

•	changes in our relationship with joint venture partners.
USE OF PROCEEDS
     The proceeds from the sale of the common stock to which this prospectus relates are solely for the account of the selling stockholder. We will not receive any proceeds from the sale of common stock offered pursuant to this prospectus.
SELLING STOCKHOLDER
     This prospectus covers the sale, from time to time, by the selling stockholder of shares of common stock, par value $1.00 per share, of Cooper Tire for the benefit of the pension plan.
     The selling stockholder is a tax-qualified trust that holds the assets for the pension plan. We make contributions to the selling stockholder from time to time in amounts that are not less than the minimum amount required under, or more than the maximum deductible amount permitted by, the Internal Revenue Code.

     The following table sets forth certain information concerning the selling stockholder.

	Shares Owned Prior to Offering			Shares Owned After Offering
	Number (1)	Percent (1)	Shares Offered	Number	Percent (1)
Selling stockholder	4,000,000	6.58%	4,000,000	0	0

(1)	Calculated based on Rule 13d-3(d)(1)(i) of the Exchange Act using 60,791,397 shares of common stock outstanding as of January 31, 2010.
     Information about the selling stockholder may change over time. Any changed information will be set forth to the extent provided to us by the selling stockholder in prospectus supplements, if and when necessary. Because the selling stockholder may sell, transfer or otherwise dispose of all, some, or none of the shares of common stock covered by this prospectus, or may acquire additional shares from us or in the market in the future, we cannot estimate the amount of the common stock that will be held by the selling stockholder upon the termination of any particular offering. See “Plan of Distribution.”
     An independent, third party investment fiduciary will be chosen by the pension plan’s Retirement Committee under a delegation of authority from our board of directors and appointed by the pension plan’s Retirement Committee. The investment fiduciary will have sole authority to manage the shares of common stock, subject to general investment criteria established by the Retirement Committee.
     We will provide to the selling stockholder copies of this prospectus and any applicable prospectus supplement and will take certain other actions as are required to permit unrestricted sales of the shares of common stock offered hereby.
PLAN OF DISTRIBUTION
     We have registered the common stock to allow the selling stockholder to sell all or a portion of the common stock to the public from time to time after the date of this prospectus. The selling stockholder may sell the common stock directly or in negotiated transactions upon instructions from the independent third party investment fiduciary chosen by the pension plan’s Retirement Committee through underwriters, broker-dealers or agents. We have agreed to pay all expenses incurred in connection with the registration of the shares of common stock offered under this prospectus, and the selling stockholder will pay all expenses incurred in connection with the sale of the shares of our common stock offered under this prospectus, including all underwriting discounts and selling commissions, fees and expenses of counsel and other advisors to the selling stockholder, transfer taxes and related charges in connection with the offer and sale of these shares of common stock.
     We will not receive any portion of the proceeds of the sale of the common stock offered by this prospectus. The proceeds will, however, be used to fund our obligations under the pension plan.
     The SEC may deem the selling stockholder and any broker-dealers or agents who participate in the distribution of the common stock to be “underwriters” within the meaning of Section 2(11) of the Securities Act. As a result, the SEC may deem any profits made by the selling stockholder as a result of selling the common stock and any discounts, commissions, or concessions received by any broker-dealers or agents to be underwriting discounts and commissions under the Securities Act. A selling stockholder who is an “underwriter” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act and also may be subject to liabilities under the securities laws, including Sections 11, 12, and 17 of the Securities Act and Rule 10b-5 under the Exchange Act. To our knowledge, there are currently no plans, agreements, arrangements, or understandings between the selling stockholder and any underwriter, broker-dealer, or agent regarding the sale of the common stock.
     The common stock may be sold pursuant to the methods described below from time to time by or for the account of the selling stockholder on the New York Stock Exchange, or any other national securities exchange or automated interdealer quotation system on which our common stock is then listed, or otherwise in one or more transactions at:

•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to prevailing market prices; or

•	prices determined on a negotiated or competitive bid basis.
     These sales may be effected by any one or more of the following methods:
•	a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers; or

•	privately negotiated transactions.
     To comply with the securities laws of some states, if applicable, the selling stockholder may only sell the common stock in these jurisdictions through registered or licensed brokers or dealers. In addition, in certain jurisdictions, the common stock may not be sold unless the common stock has been registered or qualified for sale in these jurisdictions, or an exemption from registration or qualification is available and complied with. The selling stockholder and any other persons participating in the sales of the common stock pursuant to this prospectus may be subject to applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act. The selling stockholder may also sell shares in reliance upon Rule 144 of the Securities Act, provided it meets the criteria and conforms to the requirements of Rule 144, rather than under this prospectus.
     With respect to a particular offering of the common stock, to the extent required by law, we will file an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is a part, disclosing the following information:
•	the amount of common stock being offered and sold;

•	the respective purchase prices and public offering prices and other material terms of the offering;

•	the names of any participating agents, broker-dealers, or underwriters employed by the selling stockholder in connection with such sale; and

•	any applicable commissions, discounts, concessions, and other items constituting compensation from the selling stockholder.
     Our common stock trades on the New York Stock Exchange under the symbol “CTB.”
     The pension plan is a “pension plan” as defined in the Employee Retirement Income Security Act of 1974, as amended (ERISA). Prohibited transactions under Title I of ERISA and Section 4975 of the Internal Revenue Code could arise if, absent an available exemption, a person or entity that is a “party in interest,” as defined under ERISA, or a “disqualified person,” as defined under the Internal Revenue Code, were to purchase any of the common stock being offered by the selling stockholder. Any such potential purchaser should consult with counsel to determine whether an exemption is available with respect to any such purchase.

LEGAL MATTERS
     Certain legal matters, including the validity of the common stock offered pursuant to this prospectus, will be passed upon for us by James E. Kline, Esq., Vice President, General Counsel and Secretary of Cooper Tire. As of May 10, 2010, Mr. Kline beneficially owned an aggregate of 16,144 shares of Cooper Tire common stock, of which 14,555 are stock options exercisable within 60 days of May 10, 2010.
EXPERTS
     The consolidated financial statements of Cooper Tire & Rubber Company appearing in Cooper Tire & Rubber Company’s Annual Report (Form 10-K) for the year ended December 31, 2009 (including the schedule appearing therein), and the effectiveness of Cooper Tire & Rubber Company’s internal control over financial reporting as of December 31, 2009, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
     The following table sets forth the estimated costs and expenses payable by the registrant in connection with the common stock being registered. The selling stockholder will not bear any portion of such expenses. All the amounts shown are estimates, except for the SEC registration fee.

SEC Registration Fee	$5,776
Accounting Fees and Expenses*	10,000
Legal Fees and Expenses*	10,000
Printing and Miscellaneous Expenses*	5,224

Total*	$31,000

*	Estimated solely for the purpose of this Item 14. Actual expenses may be more or less.
Item 15. Indemnification of Directors and Officers
     Section 145 of the General Corporation Law of the State of Delaware authorizes indemnification of directors, officers, and employees of Delaware corporations. Article Tenth of the registrant’s restated certificate of incorporation, as amended, limits the liability of directors to the registrant for breach of duty to the fullest extent permitted by Delaware law, but does not eliminate or limit the liability of a director for any act or omission occurring prior to the effectiveness of such provision. Article VII of the registrant’s bylaws, as amended, (i) authorizes the indemnification of directors and officers (the “Indemnitees”) under specified circumstances to the fullest extent authorized by the General Corporation Law of the State of Delaware, (ii) provides for the advancement of expenses to the Indemnitees for defending any proceedings related to the specified circumstances, and (iii) authorizes the registrant to maintain certain policies of insurance to protect itself and any of its directors, officers, or employees. The registrant currently maintains policies of insurance under which the directors and officers of the registrant are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities which might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been such directors or officers.
     The registrant has also entered into indemnification agreements with each of its current directors and certain of its executive officers (the “Indemnified Person”). Generally, each indemnification agreement provides that the registrant will indemnify the Indemnified Person to the fullest extent permitted or required by Delaware law. An Indemnified Person is not entitled to indemnification for any claim initiated by the Indemnified Person against the registrant or any registrant director or officer unless the registrant has joined in or consented to such claim. The registrant will advance certain expenses to an Indemnified Person prior to the final disposition of certain claims against the Indemnified Person only if the Indemnified Person executes and delivers to the registrant an undertaking to repay any advanced amounts if he or she is ultimately determined to be not entitled to indemnification under the Indemnification Agreement. In certain situations, an Indemnified Person will be required to meet certain statutory standards of conduct in order to be indemnified by the registrant under the indemnification agreement. Pursuant to the indemnification agreements, the registrant has agreed to refrain from amending its restated certificate of incorporation, as amended, or bylaws, as amended, to diminish the Indemnified Persons’ rights to indemnification provided by the Indemnification Agreements or other indemnity provisions. The registrant has also agreed to use commercially reasonable efforts to maintain a minimum level of directors’ and officers’ liability insurance coverage for the Indemnified Persons.
     The above discussion of the General Corporation Law of the State of Delaware, our restated certificate of incorporation, as amended, and bylaws, as amended, and the indemnification agreements is not intended to be exhaustive and is qualified in its entirety by such statute, certificate of incorporation, bylaws and indemnification agreements.

Item 16. Exhibits

Exhibit
Number	Description

*3.1
Restated Certificate of Incorporation of Cooper Tire & Rubber Company, as amended following an amendment filed May 4, 2010 with the Secretary of State of Delaware (incorporated herein by reference to Exhibit 3(i) to the Registrant’s Quarterly Report on Form 10-Q (Commission No. 001-04329) filed on May 5, 2010)

*3.2
Bylaws of Cooper Tire & Rubber Company, as amended May 4, 2010 (incorporated herein by reference to Exhibit 3(ii) to the Registrant’s Current Report on Form 10-Q (Commission No. 001-04329) filed on May 5, 2010)

5.1	Opinion of James E. Kline, Esq., Vice President, General Counsel and Secretary, of the Registrant as to the common stock being registered

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm

23.2	Consent of James E. Kline, Esq. Vice President, General Counsel and Secretary, of the Registrant (included in Exhibit 5.1)

24.1	Power of Attorney

*	Incorporated by reference
Item 17. Undertakings.
     (a) The undersigned registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
     Provided, however, that:
     (A) Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8 (§239.16b of this chapter), and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement; and

     (B) Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 (§239.13 of this chapter) or Form F-3 (§239.33 of this chapter) and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) (§230.424(b) of this chapter) that is part of the registration statement.
     (C) Provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 (§239.11 of this chapter) or Form S-3 (§239.13 of this chapter), and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB (§229.1100(c)).
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
     (i) The undersigned registrant hereby undertakes that:
     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Findlay, State of Ohio, on May 11, 2010.

COOPER TIRE & RUBBER COMPANY

By: Name:	/s/ James E. Kline James E. Kline, Esq.
Title:	Vice President, General Counsel and Secretary
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title

* Roy V. Armes	Chairman of the Board, President, Chief Executive Officer and Director (Principal Executive Officer)	May 11, 2010

* Bradley E. Hughes	Vice President and Chief Financial Officer (Principal Financial Officer)	May 11, 2010

* Robert W. Huber	Director of External Reporting (Principal Accounting Officer)	May 11, 2010

* Laurie J. Breininger	Director	May 11, 2010

* Thomas P. Capo	Director	May 11, 2010

* Steven M. Chapman	Director	May 11, 2010

* John J. Holland	Director	May 11, 2010

* John F. Meier	Director	May 11, 2010

* John H. Shuey	Director	May 11, 2010

* Richard L. Wambold	Director	May 11, 2010

* Robert D. Welding	Director	May 11, 2010

*	The undersigned, by signing his name hereto, does sign and execute this registration statement on Form S-3 pursuant to a Power of Attorney executed by the above-named officers and Directors of the registrant and filed with the Securities and Exchange Commission on behalf of such officers and Directors.

By:	/s/ James E. Kline James E. Kline, Esq., Attorney-in-fact

EXHIBIT INDEX

Exhibit
Number	Description

*3.1
Restated Certificate of Incorporation of Cooper Tire & Rubber Company, as amended following an amendment filed May 4, 2010 with the Secretary of State of Delaware (incorporated herein by reference to Exhibit 3(i) to the Registrant’s Quarterly Report on Form 10-Q (Commission No. 001-04329) filed on May 5, 2010)

*3.2
Bylaws of Cooper Tire & Rubber Company, as amended May 4, 2010 (incorporated herein by reference to Exhibit 3(ii) to the Registrant’s Current Report on Form 10-Q (Commission No. 001-04329) filed on May 5, 2010)

5.1	Opinion of James E. Kline, Esq., Vice President, General Counsel and Secretary, of the Registrant as to the common stock being registered

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm

23.2	Consent of James E. Kline, Esq. Vice President, General Counsel and Secretary, of the Registrant (included in Exhibit 5.1)

24.1	Power of Attorney

*	Incorporated by reference